Exhibit 10.11
IEC Electronics Corp.
Form of Second Amendment to Option Award Agreement

Second Amendment, dated as of January 23, 2008 (this “Amendment”) to the Option Award Agreement, dated as of May 11, 2005, as amended by First Amendment to Option Award Agreement, dated as of September 29, 2006, (the “Option Agreement”) between IEC Electronics Corp., a Delaware corporation (the “Company”) and _______________________________________________________ (the “Optionee”).

RECITALS:

A.
In accordance with the provisions of the 2001 Stock Option and Incentive Plan (the “Plan”) and pursuant to resolutions duly adopted by the Board of Directors of the Company on May 11, 2005, the Company and Optionee executed an Option Agreement, pursuant to which Optionee was granted a Stock Option (the “Option”) to purchase up to __________ shares of common stock of the Company in accordance with the terms and conditions set forth in the Option Agreement.

B.	In a First Amendment dated as of September 29, 2006, certain amendments were made to the vesting and exercise section of the Option Agreement.

C.
Since the performance goal for the fiscal year ending September 30, 2007 was met in its entirety, [33 1/3%] shares of Optionee's Option became vested and exercisable at September 30, 2007 while [66 2/3%] shares remain unvested as of such date.

D.	The Company and Optionee desire to further amend the vesting and exercise section of the Option Agreement in order to provide additional retention incentives.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties to this Amendment agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

2.	Amendments.

A.	The vesting and exercise provisions contained in Section 4(a)(iii) and (iv) of the Option Agreement are deleted and replaced by the following:

"4(a) This option shall vest and be exercisable as follows:

(iii) [50% of the unvested shares on September 30, 2007] on  May 11, 2009;

(iv) [50% of the unvested shares on September 30, 2007] on May 11, 2010.”

B.
All references to the achievement of performance goals contained in Sections 4(b), (c) and (d) of the Option Agreement for the fiscal years subsequent to September 30, 2007 are as of the date of this Amendment no longer applicable.

3.	Except as otherwise provided herein, the Option Agreement shall be unmodified and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

IEC Electronics Corp.

By:
Eben S. Moulton,
Member, Compensation Committee

Optionee:

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